UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2019 (April 2, 2019)

Monroe Capital Income Plus Corporation

(Exact name of registrant as specified in its charter)

Maryland	000-55941	83-0711022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 258-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.   Unregistered Sale of Equity Securities.

On April 2, 2019, the Registrant issued an aggregate of 1,596,600 shares of its common stock, par value $0.01 per share (the “Common Stock”), for an aggregate offering price of $15,966,000.

On April 4, 2019, the Registrant issued an aggregate of 275,500 shares of Common Stock for an aggregate offering price of $2,755,000.

On April 8, 2019, the Registrant issued an aggregate of 21,000 shares of Common Stock for an aggregate offering price of $210,000.

Each sale of Common Stock was made pursuant to subscription agreements entered into by the Registrant, on the one hand, and each investor in the Registrant, on the other hand. The issuance and sale of the Common Stock are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D or Regulation S thereunder, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monroe Capital Income Plus Corporation

Date: April 8, 2019	By:	/s/ Aaron D. Peck
Aaron D. Peck Chief Financial Officer, Treasurer and Corporate Secretary